                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 13, 2000


                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


               Delaware                      1-15951                22-3713430
     (State or other jurisdiction          (Commission            (IRS Employer
           of incorporation)               File Number)         Identification No.)


                  211 Mount Airy Road
                  Basking Ridge, NJ                            07920
      (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (908) 953-6000

ITEM 9.  REGULATION FD DISCLOSURE

       On November 13, 2000, Donald K. Peterson, President and Chief Executive Officer of Avaya Inc., a Delaware corporation (the "Company"), in a presentation to the UBS Warburg Global Telecom Conference in New York City noted the following regarding the Company:

1) The Company believes that its extended markets, which include communications portals, network management software, network security software and data networking services, will grow from $68 billion in 1999 to $156 billion in 2003, a compound annual growth rate of 23%. The Company believes that its combined current and extended markets will experience an aggregate compound annual growth rate of 16.3% from 1999 to 2003.

2) The Company believes the following market segments will experience the indicated compound annual growth rates from 1999 to 2003:

    a) IP telephony - 246% ($4 billion market in 2003)
    b) Virtual private networks - 40% ($4 billion market in 2003)
    c) Unified communications - 43% ($6 billion market in 2003)
    d) Gigabit ethernet - 29% ($5 billion market in 2003)
    e) Applications professional services - 32% ($32 billion market in 2003)
    f) Value added services - 27% ($8.7 billion market in 2003)
    g) Customer relationship management - 27% ($10 billion market in 2003)
    h) Network software - 30%

3) The Company's financial targets (excluding one time start-up expenses) for fiscal 2001 include revenue growth of mid-single digits; more than doubling net income; earnings per share in line with analysts' current consensus of $1.23 on a diluted basis; and depreciation, amortization and capital expenditures of $123 million, $60 million and $170 million, respectively.

This current report contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, price and product competition, rapid technological development, dependence on new product development, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to form and implement alliances, international growth, U.S. and foreign government regulation, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the other reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Note: the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AVAYA INC.




Date: November 13, 2000               By: /s/     GARRY K. MCGUIRE SR.
                                          -------------------------------
                                            Name: Garry K. McGuire Sr.
                                            Title: Chief Financial Officer